Exhibit 99.1

High Roller Names Seth Young CEO in Planned Leadership Transition

Las Vegas, Nevada, August 27, 2025 – High Roller Technologies (“High Roller” and the “Company”) (NYSE: ROLR), operator of the award-winning, premium online casino brands High Roller and Fruta, today announced that its Board of Directors has named Seth Young as the Company’s next Chief Executive Officer in a planned leadership transition effective September 1st, succeeding Ben Clemes.

Mr. Clemes, who has served as CEO since 2024, is stepping down from his role to devote more time to his family. Under his leadership, High Roller achieved a long list of accomplishments, and Clemes leaves the company well-positioned for its next chapter of growth.

“It has been an honor and a privilege to serve as High Roller’s CEO, and my decision to step away comes at a time when the Company is healthy,” said Clemes. “I’m proud of what we have accomplished together and I’m confident that Seth is the right leader to guide High Roller forward. I’m looking forward to focusing more on my family while knowing that the business is in strong hands.”

Mr. Young, who previously served as Chief Strategy Officer at High Roller, has been working closely with Mr. Clemes and the leadership team to ensure a smooth transition. He brings more than 20 years of experience in gaming to the role, and is recognized for his vision, operational discipline, and leadership.

“I want to thank Ben for his dedication, his achievements, and his thoughtful approach to this transition,” said Young. “Because of his leadership, the Company is positioned for growth and success, and I’m excited to continue building on the foundation he built to drive future growth and value for our shareholders, employees, and customers.”

The Board of Directors expressed its appreciation for Mr. Clemes’ tenure as CEO and his contributions to the Company’s success.

“Ben has been an outstanding leader who guided High Roller through critical growth phases and positioned the Company for long-term success,” said Michael Cribari, Chairman. “We are grateful for his service and for ensuring a seamless transition. We’re thrilled to welcome Seth to the role of CEO with full confidence in his ability to lead High Roller into the future.”

Prior to joining High Roller, Young served as Chief Innovation Officer at PointsBet (ASX: PBH) where he was responsible for strategic corporate development efforts including fundraising, partnerships, government and regulatory affairs, product development, M&A initiatives, and more. Young previously served as Chief Operating Officer at FSG Digital, Executive Director of Online Gaming at Foxwoods Resort Casino, and other executive roles throughout his career. Young currently serves on the board of directors for Kinectify, EQL Games, and Kindbridge Behavioral Health.

Young was the recipient of the Innovation Group’s 2018 Emerging Leaders of Gaming Award and was named to Global Gaming Business Magazine’s 40 Under 40 in the same year. Young holds a Bachelor’s degree in Political Science, with a double minor in Internet Studies and Legal Studies, from Brandeis University, and attended Harvard Business School for Mergers and Acquisitions, Strategy, Execution, and Post-Merger Management.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. is a leading global online gaming operator known for its innovative casino brands, High Roller and Fruta, listed under the ticker ROLR on the NYSE. The Company delivers a cutting-edge real-money online casino platform that is intuitive and user-friendly. With a diverse portfolio of over 6,000 premium games from more than 90 leading game providers, High Roller Technologies serves a global customer base, offering an immersive and engaging gaming experience in the rapidly expanding multi-billion iGaming industry. The online casino features enhanced search engine optimization, machine learning, seamless direct API integrations, faster load times, and superior scalability.

As an award-winning operator, High Roller Technologies continues to redefine the future of online gaming through innovation, performance, and a commitment to excellence. For more information, please visit the High Roller Technologies, Inc. investor relations website, X, Facebook, and LinkedIn pages.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include such factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2024 and throughout Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact

ir@highroller.com

800-460-1039